UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 25, 2015

LANDAUER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9788	06-1218089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Science Road, Glenwood, Illinois	60425
(Address of Principal Executive Offices)	(Zip Code)

(708) 755-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael P. Kaminski as President and Chief Executive Officer and Member of the Board of Directors

On August 25, 2015, the Board of Directors (the “Board”) of Landauer, Inc. (the “Company”) appointed Michael P. Kaminski as the Company’s President and Chief Executive Officer, as well as its principal executive officer, and a member of the Board, each effective on October 1, 2015.  In connection with the appointment of Mr. Kaminski as a member of the Board, the Board approved the increase in the size of the Board from seven to eight effective October 1, 2015.  A press release announcing Mr. Kaminski’s appointments is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Prior to this appointment, Mr. Kaminski, age 55, served as President, Radiation Measurement of the Company since joining the Company in April 2013.  Prior to joining the Company, Mr. Kaminski was employed with Stereotaxis, Inc. (NASDAQ: STXS), a designer, manufacturer and marketer of robotic systems and instruments for use primarily by electrophysiologists for the treatment of abnormal heart rhythms known as cardiac arrhythmias, where he held various senior positions from 2002 until becoming its President and Chief Executive Officer beginning in January 2009.  Mr. Kaminski held other senior positions at Stereotaxis since 2002.  Prior to joining Stereotaxis, Mr. Kaminski spent nearly 20 years with Hill-Rom Company (Hillenbrand Industries) (NYSE: HRC), a leading global medical technology company, where he held several senior level positions.  Mr. Kaminski earned an M.B.A. from Xavier University and a B.S. in Marketing from Indiana University.

There are no arrangements or understandings between Mr. Kaminski and any other persons pursuant to which he was selected as President and Chief Executive Officer and a member of the Board.  There are also no family relationships between Mr. Kaminski and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 25, 2015, the Company and Mr. Kaminski entered into a Promotion Letter (the “Kaminski Agreement”).  Pursuant to the Kaminski Agreement, Mr. Kaminski will remain the President, Radiation Measurement of the Company through September 30, 2015 and his current compensation will remain unchanged through September 30, 2015.  Effective October 1, 2015, pursuant to the Kaminski Agreement, Mr. Kaminski’s annual base salary will be adjusted to $525,000 and Mr. Kaminski will continue to remain eligible to participate in the Company’s employee benefit plans and programs, including the Landauer, Inc. Non-Qualified Excess Plan (the “Excess Plan”), the Landauer, Inc. Executive Severance Plan (the “Executive Severance Plan”) and the Landauer, Inc. Executive Special Severance Plan (the “Special Severance Plan”), subject to the terms of such plans and programs, as they may be amended from time to time.  As of October 1, 2015, Mr. Kaminski will be named a Tier 1 participant in the Executive Severance Plan and the Special Severance Plan (as defined in such plans).  The Company will make employer contributions on behalf of Mr. Kaminski under the Excess Plan at the rate of 7.5% of the salary paid to Mr. Kaminski annually.  Mr. Kaminski will have the opportunity to earn annual bonuses under the short-term incentive program under the Company’s Incentive Compensation Plan, with a target incentive bonus opportunity of 50% of base salary.

Pursuant to the Kaminski Agreement, Mr. Kaminski remains eligible to participate in the Company’s long-term incentive program under the Company’s Incentive Compensation Plan.  Effective October 1, 2015, his long-term incentive opportunity will be increased to 130% of base salary.  His award for the performance period beginning October 1, 2015 will be in the form of performance-based restricted stock.

The foregoing summary is qualified in its entirety by reference to the Kaminski Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Resignation of Michael T. Leatherman as President and Chief Executive Officer and Appointment as Executive Chairman of the Board of Directors

Michael T. Leatherman, the Company’s President and Chief Executive Officer, will be stepping down from such position, effective as of October 1, 2015.  On August 25, 2015, the Board appointed Mr. Leatherman to the new position of Executive Chairman of the Board, effective as of October 1, 2015.  A press release announcing Mr. Leatherman’s resignation as President and Chief Executive Officer and appointment as Executive Chairman of the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

There are no arrangements or understandings between Mr. Leatherman and any other persons pursuant to which he was selected as Executive Chairman of the Board.  There are also no family relationships between Mr. Leatherman and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 25, 2015, the Company and Mr. Leatherman entered into a Letter Agreement (the “Leatherman Agreement”).  Pursuant to the Leatherman Agreement, Mr. Leatherman will remain the President and Chief Executive Officer of the Company through September 30, 2015 and his current compensation will remain unchanged through September 30, 2015.  Effective October 1, 2015, Mr. Leatherman’s annual base salary will be adjusted to $175,000 and Mr. Leatherman will remain eligible to participate in the Company’s employee benefit plans and programs in which he participated prior to October 1, 2015, subject to the terms of such plans and programs, as they may be amended from time to time.  However, effective October 1, 2015, he will cease participation in the Special Severance Plan and remain ineligible to participate in the Executive Severance Plan.  The Company will make employer contributions on behalf of Mr. Leatherman under the Excess Plan at the rate of 7.5% of the salary paid to Mr. Leatherman annually.  Mr. Leatherman will not be eligible to receive an annual bonus.

Pursuant to the Leatherman Agreement, Mr. Leatherman is eligible to participate in the Company’s long-term incentive program under the Company’s Incentive Compensation Plan.  Effective October 1, 2015, his long-term incentive opportunity will be 200% of base salary.  His award for the performance period beginning October 1, 2015 will be in the form of performance-based restricted stock.

The foregoing summary is qualified in its entirety by reference to the Leatherman Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference.

Appointment of Robert J. Cronin as Lead Director

On August 25, 2015, the Board appointed Robert J. Cronin to the new position of Lead Director of the Board.  A press release announcing Mr. Cronin’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

For his services as Lead Director, Mr. Cronin will receive an annual retainer of $25,000 in addition to the annual retainer paid to Mr. Cronin as a member of the Board.  Mr. Cronin is currently a member of the Audit Committee and the Governance and Nominating Committee and has been a member of the Board since 1997

There are no arrangements or understandings between Mr. Cronin and any other persons pursuant to which he was appointed as Lead Director.  There are also no family relationships between Mr. Cronin and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

At its meeting on August 25, 2015, the Board declared a regular quarterly cash dividend of $0.275 per share. The dividend will be paid on October 2, 2015, to shareholders of record on September 11, 2015.  A copy of the Press Release is furnished as Exhibit 99.2 to this Current Report on Form 8-K

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

6
EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated August 26, 2015
99.2	Press Release dated August 26, 2015
10.1	Promotion Letter with Michael P. Kaminski dated August 25, 2015
10.2	Letter Agreement with Michael T. Leatherman dated August 25, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.

August 28, 2015	By:	/s/ Daniel J. Fujii
Daniel J. Fujii
Chief Financial Officer